BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20150325850-91
Barbara K. Cegavske, Secretary of State, State of Nevada	Filing Date and Time: 07/17/2015 11:17 AM
	Entity Number: E0345742015-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	NEWMARKT CORP.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: EASTBIZ.COM, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: ; City: ; Nevada; Zip Code: Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75000000; Par value per share: $ 0.001; Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) DENIS RAZVODOVSKIJ (Name) 5348 VEGAS DRIVE (Street Address); LAS VEGAS (City); NV (State); 89108 (Zip Code) 2) (Name) Street Address; City; State; Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. EASTBIZ.COM, INC. (Name); X EASTBIZ.COM, INC. (Incorporator Signature) 5348 VEGAS DRIVE (Address); LAS VEGAS (City); NV (State); 89108 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X EASTBIZ.COM, INC. (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity); 7/17/2015 (Date)

This form must be accompanied by appropriate fees.